SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2003

Price Legacy Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300 San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 675-9400

Item 5.  Other Events and Required FD Disclosure.

Subsequent to the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, Price Legacy Corporation received the appellate opinion of the Court of Appeal in the previously disclosed Lewis P. Geyser v. Excel Legacy Corporation matter.  The appellate opinion reversed the trial court’s dismissal of both Mr. Geyser’s complaint and Excel Legacy’s cross-complaint and remanded the entire case back to the trial court for a new trial.  Under the appellate rules, the appellate opinion will become final on June 11, 2003, and thereafter jurisdiction of the case will be transferred to the trial court for further proceedings.

The suit arose out of an Operating Agreement for Destination Villages, LLC, an entity which is owned jointly by Excel Legacy, a wholly-owned subsidiary of Price Legacy, and Mr. Geyser, under which Destination Villages, LLC would develop certain eco-tourism resorts.  Mr. Geyser’s complaint included causes of action for breach of contract, breach of fiduciary duty, fraud and negligent misrepresentation.  The lawsuit also included a prayer for compensatory and punitive damages.  Excel Legacy had filed a cross-complaint against Mr. Geyser for breach of contract, fraud, breach of fiduciary duty and other related claims.

Price Legacy believes that its positions have merit and intends to vigorously defend against Mr. Geyser’s claims and to pursue its counterclaims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2003	PRICE LEGACY CORPORATION

By: /s/ James Y. Nakagawa
Name: James Y. Nakagawa
Title: Chief Financial Officer